Great Elm Capital Group, Inc. Investor Presentation – Quarter Ended March 31, 2018 May 15, 2018 © 2018 Great Elm Capital Group, Inc. Exhibit 99.2

© 2018 Great Elm Capital Group, Inc. Disclaimer Statements in this presentation that are “forward-looking” statements, including, but not limited to, statements regarding potential or expected IRRs, cash-on-cash returns and net operating loss utilization, involve risks and uncertainties that may individually or collectively impact the matters described herein. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made and represent Great Elm Capital Group, Inc.’s (“Great Elm” or “GEC”) assumptions and expectations in light of currently available information.  Great Elms assumes no obligation to, and expressly disclaims any duty to, update any forward-looking statements contained in this presentation or to conform prior statements to actual results or revised expectations, expect as required by law. These statements involve risks, variables and uncertainties, and Great Elm’s actual performance results may differ from those projected, and any such differences may be material. For information on certain factors that could cause actual events or results to differ materially from Great Elm’s expectations, please see Great Elm’s filings with the Securities and Exchange Commission (the “SEC”), including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Additional information relating to Great Elm’s financial position and results of operations is also contained in Great Elm’s annual and quarterly reports filed with the SEC, which are available for download at its website www.greatelmcap.com or at the SEC website www.sec.gov. This presentation does not constitute an offer of any securities for sale.

© 2018 Great Elm Capital Group, Inc. Agenda Item:Pages: I. Organizational Overview4 – 7 II. Investment Management8 - 16 III. Real Estate17 - 20 IV. Operating Companies21 - 23 V. Financial Review24 - 28 VI. Summary28 - 30 VII. Q&A 31 VIII. Appendix 32 - 34 Table of Contents

Organizational Overview © 2018 Great Elm Capital Group, Inc.

© 2018 Great Elm Capital Group, Inc. Organizational Overview *All debt of subsidiaries is non-recourse to GEC Real Estate Great Elm FM Acquisition, Inc. Great Elm FM Acquisition, Inc. indirectly owns 80.1% of CRIC IT Fort Myers LLC (“CRIC IT”), which owns the properties that are leased on a long-term and triple net basis to Gartner, Inc. CRIC IT is the issuer of a $54.6 million A1 note and a $2.7 million A2 note Future Real Estate Acquisition Subsidiaries Direct owner of property to issue debt GEC to indirectly own at least 80.1% of equity in property owner Investment Management Great Elm Capital Management, Inc. (“GECM”) SEC Registered Investment Advisor Investment Management Agreement (“IMA”) with Great Elm Capital Corp. (“GECC”), a business development company (“BDC”) Three IMAs with a leading institutional investor Manager for future funds, co-investments and separately managed accounts (“SMAs”) GECC GP Corp. Receives profits solely from GECC IMA Issuer of $3.3 million note 80.1% owned by GEC, 19.9% owned by employees / former employees Operating Companies Operating Company 1 Issuer of debt GEC to indirectly own at least 80.1% of equity Operating Company 2 Issuer of debt GEC to indirectly own at least 80.1% of equity Operating Company 3 Issuer of debt GEC to indirectly own at least 80.1% of equity

© 2018 Great Elm Capital Group, Inc. Organizational Overview: Drivers of Shareholder Value Target growing companies with attractive returns on capital and limited depreciation and amortization expense Focus on companies that can be acquired at a reasonable multiple of earnings Investment Management Operating Companies Real Estate Grow GECC through additional debt issuances and equity raises, as well as by acquiring other BDCs via M&A Increase assets under management (“AUM”) via new fund launches, SMAs and co-investments Seek opportunities, such as the Fort Myers transaction that closed in March 2018, that utilize modest equity capital and monetize significant net operating loss carryforwards (“NOLs”)

© 2018 Great Elm Capital Group, Inc. Organizational Overview: Alignment of Interest When combined, insider ownership totals approximately 16.8% of the shares outstanding We believe this level of insider ownership results in a significant and long-term alignment of interest between the shareholders and the insiders of GEC Director Share Ownership Employees of GEC/GECM collectively own over 1.6 million shares in GEC, representing approximately 6.3% of the shares outstanding1 The directors of GEC collectively own approximately 10.5% of GEC’s outstanding shares1 Significant Alignment of Interest Employee Share Ownership (1) This includes restricted shares that are subject to both performance and service vesting and is based on the share count pro forma for the vesting of said restricted shares.

Investment Management © 2018 Great Elm Capital Group, Inc.

© 2018 Great Elm Capital Group, Inc. Investment Management: A Scalable, High Margin Business AUM Growth High Adjusted EBITDA Margins Highly Scalable Model Significant Free Cash Flow AUM GROWTH Grow GECC’s AUM through the issuance of additional debt and equity, complemented with accretive acquisitions of other BDCs, resulting in an increase in fee revenue Grow the Investment Management business by leveraging the existing team to raise additional vehicles HIGH MARGINS Our Q3 and YTD Adjusted EBITDA margins on earned but not recognized revenues were 31.7% and 34.5% respectively1 We expect these margins to increase as our AUM increases HIGHLY SCALABLE MODEL Investment team and platform in place to support substantial growth in AUM and investment vehicles SIGNIFICANT FREE CASH FLOW Growth in AUM in the Investment Management business coupled with its high margins and highly scalable business model results in significant operating leverage and thus the potential for substantial growth in adjusted EBITDA (1) Please refer to reconciliation of GAAP net income (loss) to EBITDA and Adjusted EBITDA and an explanation of earned but unrecognized revenues in the Appendix.

© 2018 Great Elm Capital Group, Inc. Investment Management: Revenue Generation Management & Administration Fees GECM charges management fees of 1.50% on GECC’s gross assets under management, excluding cash GECM receives reimbursement of certain expenses per its administration agreement with GECC Incentive Fees: Part I (Pre-Incentive Fee NII) Subject to a quarterly hurdle rate of 1.75% on GECC’s net assets, GECM also charges a 20.0% incentive fee on GECC’s pre-incentive fee net investment income (“NII”), which includes, but is not limited to: interest income, accretion of OID and market discount and dividends. Payment of this incentive fee is subject to a total return hurdle Incentive Fees: Part II (Capital Gains) GECM charges a 20.0% incentive fee on GECC’s aggregate, cumulative net realized capital gains less any aggregate, cumulative unrealized losses

© 2018 Great Elm Capital Group, Inc. Investment Management: AUM by Vehicle and Revenue Growth1 ($ in M) AUM by Vehicle 1 Investment Management Revenue1 Great Elm Capital Corp. Separately Managed Accounts Annual Management Fee Revenue1 GECC grew its investment portfolio1 by approximately 18% quarter-over-quarter from the quarter ended 12/31/2017 to 3/31/2018 through utilizing the proceeds of its most recent debt issuance and deploying said capital into new and existing investment opportunities Additionally, during the quarter ended 3/31/2018, GECM added three new SMAs with a fair market value of $15 million and a par value of $33 million (1) The chart above includes annualized management fee revenue for 2016 and 2018 and actual management fee revenue for 2017. Assets are based on fair market value of investments as of year-end or quarter-end, as applicable.

© 2018 Great Elm Capital Group, Inc. Investment Management: BDC Growth Initiatives Addition of a credit facility and / or raise additional debt GECC has raised approximately $79 million in two baby bond issuances since September 2017 and is currently at a debt-to-equity ratio of 63 cents of debt for every dollar of equity (or an asset coverage ratio of approximately 255%). The initial baby bond issuance (NASDAQ: GECCL) was to refinance existing debt and the second issuance (NASDAQ: GECCM) was used to add assets to its portfolio Any subsequent debt raises would also be utilized to add investment assets to its portfolio In March 2018, the Small Business Credit Availability Act (“SBCAA”) was signed into law, permitting a reduction in the required asset coverage ratio test for BDCs from 200% to 150% In May 2018, a majority of GECC’s stockholders approved the application of the modified minimum asset coverage requirements set forth in the SBCAA Based on this reduction in the required asset coverage test, GECC would be permitted to raise up to approximately $172 million in additional debt capital to fund new investments based on its current amount of outstanding indebtedness GECM intends to continue growing its Investment Management platform by focusing on growing GECC both organically and inorganically GECM intends to continue to deploy leverage prudently, in amounts and at times that GECM believes best deliver attractive risk-adjusted returns to GECC’s stockholders Additional Debt Capital

© 2018 Great Elm Capital Group, Inc. Investment Management: BDC Growth Initiatives Consider raising equity at times when common shares trade at or above net asset value (“NAV”); GECC requires that a majority of shareholders approve the issuance of shares below NAV We believe there are two key “overhangs” to the GECC shares currently, which are trading at approximately 80% of NAV Investment in Avanti Communications Group plc (“Avanti”): the investment in Avanti currently represents approximately 21% of the fair market value of investments in the GECC portfolio (please see Slide 16 for further information regarding the Avanti investment) “MAST Overhang:” funds managed by MAST Capital Management, LLC (“MAST”) own approximately 47% of the outstanding shares of GECC Alternatively, raise equity via a rights offering or issue shares below NAV with shareholder approval GECM intends to continue growing its Investment Management platform by focusing on growing GECC both organically and inorganically Additional Equity Capital

Investment Management: BDC Growth Initiatives GECC can utilize its shares as acquisition currency to acquire other BDCs, increasing assets under management and potentially fees. GECM can execute on this strategy even if GECC’s shares are not trading at / near NAV and said transaction, importantly, can still be accretive to GECC stockholders Since GECC’s merger with Full Circle Capital Corporation (“Full Circle”) closed in November 2016, the GECM team has extracted significant value from a portfolio that the equity market had viewed as “challenged” under former management. In the year and a half since, we have exited approximately 70% of the initial cost basis of this portfolio across 22 positions and 15 portfolio companies, realizing an aggregate total return of $4.2 million to date, a significant achievement given the market’s assessment of the value With our significant experience in rehabilitating companies in financial distress, we believe that GECM is uniquely positioned to unlock value in other “challenged” BDC portfolios, similar to what we have accomplished with the Full Circle portfolio GECM intends to continue growing its Investment Management platform by focusing on growing GECC both organically and inorganically © 2018 Great Elm Capital Group, Inc. M&A Activity

Investment Management: Other Growth Initiatives Building on the team’s track record of success with co-investments, GECM has been in dialogue with institutional and family office investors about potential co-investments, SMAs and other fund investment opportunities. We are specifically focused on actionable co-investment opportunities to drive near-term growth GECM intends to continue growing its Investment Management platform by focusing on fund launches, SMAs and co-investment opportunities © 2018 Great Elm Capital Group, Inc. With a high degree of operating leverage in a scalable business model, GEC can continue to grow its Investment Management business, leveraging the skill set of the existing team with little additional capital required Other Growth Initiatives

Investment Management: Avanti Update Avanti is a leading provider of satellite-enabled data communications services in Europe, the Middle East and Africa. Avanti’s satellites utilize Ka-band frequencies, enabling higher speed and volume at lower cost. GECC’s debt investment in Avanti is secured by a collateral package that consists of satellites in orbit (HYLAS 1, 2 and 4), one satellite under construction (HYLAS 3), ground earth stations, spectrum and orbital slots. As of March 31, 2018, approximately 21% of the fair market value of GECC’s investments were in Avanti securities In December 2017, Avanti announced a proposed restructuring plan whereby the terms of its second lien debt would be amended and its current third lien debt would be “equitized” in a debt-for-equity swap. In April 2018, a majority of Avanti shareholders voted in support of the proposed restructuring plan, allowing for the plan to close on April 26, 2018. In consideration for their support, the existing shareholders retained 7.5% of the common equity pro-forma for the issuance associated with the restructuring and the third lien debtholders received 92.5%. GECC now owns approximately 9.1% of Avanti’s common equity Additionally, in April 2018, Kyle Whitehill joined Avanti as its new CEO, replacing Alan Harper, previously the company’s Interim CEO. Mr. Whitehill started in April and Mr. Harper resumed his role as a Non-Executive Director of Avanti. Mr. Whitehill brings significant experience working with telecommunications companies in emerging market countries, similar to the ones that Avanti serves Lastly, Avanti successfully launched HYLAS 4 in April 2018, its largest capacity satellite. HYLAS 4 is now in its period of in-orbit testing, a period that typically lasts approximately three months. If in-orbit testing is successfully completed, we anticipate Avanti would commence selling capacity and thus generating revenue from HYLAS 4 © 2018 Great Elm Capital Group, Inc. About Avanti Recent Events With the completion of these three significant events, we believe Avanti is well-positioned for improved operating results, which may lead to an opportunity for GECC to reduce its exposure to this issuer at potentially higher prices

Real Estate © 2018 Great Elm Capital Group, Inc.

© 2018 Great Elm Capital Group, Inc. Real Estate: A Refresher We believe we are uniquely positioned to be a preferred partner to a sub-set of real estate investors because of our ability to absorb phantom income We view Credit Tenant Lease financings in Real Estate to High-Quality Tenants as an attractive business for GEC for the following reasons: Limited Equity Capital Deployed High Level of Non-Recourse Leverage Monetization of Significant NOLs

Real Estate: Fort Myers Transaction Cash Flows

Over the course of this twelve-year lease term, the cash flows from the rental income will amortize down the senior note from approximately $54.8 million to $18.4 million, allowing us to create significant equity value with limited equity capital deployed

CRIC IT Fort Myers LLC

Summary of Cash Rent, Amortization and Mortgage Balances

Year	Cash Rent	Senior Note Amortization	Senior Note Interest	Sub. Note Amortization	Sub. Note Interest	Remaining Mortgage Balance (Sr. Note)	Remaining Mortgage Balance (Sub. Note)
1	$ 4,000,394	$ (1,946,883)	$ (1,881,660)	$ -	$ -	$ 52,850,853	
2	4,089,997	(2,104,321)	(1,811,215)	-	-	50,746,532	
3	4,181,631	(2,269,346)	(1,735,155)	-	-	48,477,187	
4	4,277,059	(2,443,941)	(1,653,208)	-	-	46,033,245	
5	4,383,281	(2,635,402)	(1,564,876)	-	-	43,397,844	
6	4,492,249	(2,836,359)	(1,469,712)	-	-	40,561,484	
7	4,604,035	(3,047,224)	(1,367,377)	-	-	37,514,260	
8	4,740,238	(3,289,625)	(1,257,213)	-	-	34,224,635	
9	4,882,445	(3,546,575)	(1,138,328)	-	-	30,678,060	
10	5,028,918	(3,816,845)	(1,010,264)	-	-	26,861,215	
11	5,179,786	(4,101,036)	(872,547)	-	-	22,760,179	
12	5,766,208	(4,387,097)	(778,135)	-	-	18,373,083	
	$ 55,626,238	**$ (36,424,654)**	**$ (16,539,690)**	**$ -**	**$ -**	**$ 18,373,083**	**$ 16,269,888**

Senior Note: Beginning Balance	$ 54,797,736
Senior Note: Remaining Balance	$ 18,373,083
Sub. Note: Beginning Balance	$ 2,685,993
Sub. Note: Remaining Balance	$ 16,269,888

GREAT ELM CAPITAL

© 2018 Great Elm Capital Group, Inc.

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Since announcing the Fort Myers Transaction in March 2018, our Real Estate team has received in excess of 50 opportunities to review Approximately 75% of the deals we have reviewed have prices greater than $20 million Primarily single tenant leaseholds and ground leases across commercial office space and industrial properties Tenant types include enterprise, healthcare and government / GSA Currently focused on 3 – 5 potential acquisitions that range from $30 to $130 million in offer price 50+ Opportunities Since Early March Deal Flow Characteristics Focus: 3 - 5 Deals Under Further Review © 2018 Great Elm Capital Group, Inc. Real Estate: Deal Pipeline Post-Fort Myers Transaction

Operating Companies © 2018 Great Elm Capital Group, Inc.

© 2018 Great Elm Capital Group, Inc. Operating Companies: A Refresher Further, we are focused on businesses that we can acquire at what we view to be reasonable multiples of earnings while utilizing prudent amounts of non-recourse leverage We are seeking to acquire controlling interests in Operating Companies that meet the following characteristics: High-Quality, Growing Businesses Proven History of Generating Meaningful Earnings Attractive Returns on Capital Employed By The Business

During the past 18 months, we have seen a significant number of possible acquisition candidates, with enterprise values (“EV”) ranging from $5 to $200 million The bulk of the transactions we have been evaluating have an EV between $10 and $70 million. To date, we have passed on potential transactions primarily due to: purchase price, lack of durable competitive advantage, excessive cyclicality, customer concentration and transaction size Most recently, we declined to pursue a transaction that we had under exclusivity because of heightened operational risks uncovered during due diligence Significant Deal Flow Transaction Focus Final Due Diligence © 2018 Great Elm Capital Group, Inc. Operating Companies: Deal Pipeline

© 2018 Great Elm Capital Group, Inc. Financial Review

Financial Review: Quarterly Financial Results © 2018 Great Elm Capital Group, Inc. See reconciliation of GAAP net income (loss) to EBITDA and Adjusted EBITDA in the Appendix. Interest, taxes, depreciation and amortization are added back to net income (loss) in determining EBITDA. Stock based compensation expense, unrealized loss on investments, unrecognized incentive fees earned (net of related compensation costs) and other minor adjustments are added back to EBITDA in determining Adjusted EBITDA. The Adjusted EBITDA for the three months ended 12/31/2017 was increased by the gain resulting from the redemption of the Full Circle baby bonds (NASDAQ: FULLL) being taken into GECC’s NII. Operating expenses during the three month period ended 3/31/2017 were depressed due to an allocation of such expenses under the cost-sharing agreement resulting in increased adjusted EBITDA for such period.

Financial Review: Year to Date Financial Review © 2018 Great Elm Capital Group, Inc. See reconciliation of GAAP net income (loss) to EBITDA and Adjusted EBITDA in the Appendix. Interest, taxes, depreciation and amortization are added back to net income (loss) in determining EBITDA. Stock based compensation expense, unrealized loss on investments, unrecognized incentive fees earned (net of related compensation costs) and other minor adjustments are added back to EBITDA in determining Adjusted EBITDA. The Adjusted EBITDA for the three months ended 12/31/2017 was increased by the gain resulting from the redemption of the Full Circle baby bonds (NASDAQ: FULLL) being taken into GECC’s NII. Operating expenses during the three month period ended 3/31/2017 were depressed due to an allocation of such expenses under the cost-sharing agreement resulting in increased adjusted EBITDA for such period.

Financial Results: Earned vs. Recognized Fee Income

Great Elm Capital Management, Inc. *Earned vs. Recognized Fee Income*						
$ in K	Three Months Ended March 31, 2018		Nine Months Ended March 31, 2018		Inception to Date[1] March 31, 2018	
Management and Administration Fees:						
Management and Administration Fees - Earned	$	975	$	2,766	$	4,936
Management and Administration Fees - Recognized		975		2,766		4,936
Management and Administration Fees - Earned, Not Recognized	$	-	$	-	$	-
Incentive Fees:						
Incentive Fees - Earned	$	966	$	3,467	$	6,224
Incentive Fees - Recognized[2,3]		352		1,801		3,491
Incentive Fees - Earned, Not Recognized[2,3]	$	**614**	$	**1,666**	$	**2,732**
Total Investment Management Fees:						
Investment Management Fees - Earned	$	1,942	$	6,233	$	11,160
Investment Management Fees - Recognized[2,3]		1,328		4,567		8,428
Total Investment Management Fees - Earned, Not Recognized[2,3]	$	**614**	$	**1,666**	$	**2,732**

(1) November 3, 2016 through March 31, 2018.
(2) After the impact of the $2.1 million reversal recorded in the quarter ending March 31, 2018.
(3) Please refer to an explanation of earned but unrecognized revenues in the Appendix.

GREAT ELM CAPITAL
© 2018 Great Elm Capital Group, Inc.
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Financial Results: Path to Cash Flow Break-Even © 2018 Great Elm Capital Group, Inc. Includes audit, tax and other professional fees, board of director costs, other public company expenses and compensation for corporate team. Excludes M&A related expenses and stock based compensation. Including the dividend income generated from our holdings in GECC shares, Great Elm Capital is close to “cash flow” break-even for Corporate overhead Great Elm Capital Group, Inc. Cash Flow Break-Even Analysis                Pro Forma   Pro Forma $ in K   Quarterly   Annualized Corporate Overhead1   $ (950)   $ (3,800) Dividend from GECC   490   1,959 Net Corporate Overhead   $460 $1,841 Investment Management Cash Flows Required to Break-Even $460 $1,841

Summary © 2018 Great Elm Capital Group, Inc.

© 2018 Great Elm Capital Group, Inc. Summary: Drivers of Shareholder Value Continue to pursue acquisitions of operating companies that meet our investment criteria: high-quality, growing businesses with demonstrated histories of generating meaningful earnings that offer attractive returns on the capital employed by the businesses Focus on acquiring these businesses at what we view to be reasonable multiples of earnings Investment Management Operating Companies Real Estate Focus on driving asset growth in GECC coupled with raising capital for SMAs / other investment vehicles. Through leveraging the existing team and infrastructure, we anticipate this growth could result in an improvement in cash flow generation Capitalize on increased deal flow from the announcement of the Fort Myers transaction Seek to enhance value of existing and potential acquired properties through property enhancement and lease modification

Q&A © 2018 Great Elm Capital Group, Inc.

Appendix © 2018 Great Elm Capital Group, Inc.

Appendix: Incentive Fee Reversal © 2018 Great Elm Capital Group, Inc. In March 2018, the Company reversed approximately $2.1 million of incentive fees earned by GECM under the investment management agreement and recognized in revenue in prior periods. Generally speaking, GECM earns 20% of GECC’s pre-incentive fee net investment income (“NII”) in excess of a 7% hurdle under its investment management agreement with GECC. Payment of this fee is also subject to a total return hurdle as set forth in the investment management agreement. To the extent that any of such NII is composed of non-cash income, then payment of the incentive fees owed to GECM in respect of such NII is deferred until received by GECC in cash. GECC’s largest investment, Avanti Communications Group plc (“Avanti”), has generated significant non-cash income in the form of payment-in-kind (“PIK”) interest. In connection with the recent restructuring of Avanti completed on April 26, 2018, GECC’s investment in Avanti’s third lien notes was converted into Avanti common equity. As a result of this debt-for-equity conversion, we have determined that the accrued incentives fees associated with the portion of such PIK interest generated by the third lien notes cannot at this time be recognized in revenue and must be reversed for prior periods. Notwithstanding this reversal, such incentives fees remain payable under the investment management agreement (subject to achievement of return hurdles) and will be recognized in revenue to the extent a hypothetical sale of the new common equity at the market price would result in gross proceeds to GECC in excess of its initial cost basis in the third lien notes. We can make no assurances that such incentive fees will ultimately be recognized in revenue or as to the timing of any such recognition.

Appendix: Contact Information Investor Relations Meaghan K. Mahoney Senior Vice President 800 South Street, Suite 230 Waltham, MA 02453 Phone: +1 (617) 375-3006 investorrelations@greatelmcap.com © 2018 Great Elm Capital Group, Inc.